Exhibit 99.1

FLEXSHOPPER, INC.

REPORTS RECORD MONTHLY LEASE ORIGINATIONS IN NOVEMBER AND A SINGLE DAY LEASE RECORD

Boca Raton, FL (December 3, 2015) - FlexShopper, Inc. (OTCQB Symbol: FPAY, “FlexShopper”) announced today that gross lease originations, before cancellations and returns, exceeded 7,000 in November and Cyber Monday gross lease originations exceeded 700.

Brad Bernstein, CEO, stated, “Our gross lease originations in November were over 80% of our total lease originations for the entire third quarter, so we are very pleased with the results. Over 700 gross lease originations on Cyber Monday, a single day record for FlexShopper, contributed to making November a very strong month. Our lease-to-own marketplace with over 85,000 items from top brands, fulfilled by major retailers is resonating strongly with consumers. We’re pleased to make this a great holiday season for many families and consumers that don’t have good credit or cash. We’re also happy to share our success with our retail partners who are getting increased orders from FlexShopper. Our customer service and call center team has done an excellent job meeting customer demand.”

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY) is a financial and technology company that provides brand name durable goods to consumers on a lease-to-own (LTO) basis through its ecommerce marketplace (www.FlexShopper.com) and patent pending LTO payment method. FlexShopper also provides LTO technology platforms to retailers and e-tailers to enter into transactions with consumers that want to obtain durable goods, but do not have sufficient cash or credit. FlexShopper also funds the LTO transactions by paying merchants for the goods and collecting from consumers under an LTO contract.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports of Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com